As filed with the Securities and Exchange Commission on October 15, 1999

                               File No. 811-06342


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                 Amendment No. 4

                        THE FIRST COMMONWEALTH FUND, INC.

                             800 Scudders Mill Road
                          Plainsboro, New Jersey 08536

       Registrant's Telephone Number, including Area Code: (609) 282-4600

                             Sander M. Bieber, Esq.
                             Dechert Price & Rhoads
                              1775 Eye Street, N.W.
                              Washington, DC 20006
                                 (202) 261-3308
                     (Name and Address of Agent for Service)




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                                     Part C



         Registrant's Amended and Restated By-Laws, as adopted by Registrant's Board of Directors by unanimous written consent effective August 27, 1999, are filed herewith as Exhibit 2(b)(2).

         Registrant's Amended and Restated Management Agreement, dated September 9, 1999, as adopted by Registrant's Board of Directors on September 9, 1999, is filed herewith as Exhibit 2(g)(3).

         Power of Attorney  filed herewith as Exhibit 2(s)(2).



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                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 4 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto duly authorized, in the District of Columbia, on the 15th day of October, 1999.






                                         THE FIRST COMMONWEALTH FUND, INC.
                                                          Brian M. Sherman
                                                                  Chairman


                                             By: /s/Sander M. Bieber
                                                 -------------------------
                                                 Sander M. Bieber
                                                 As Attorney-in-Fact




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                                  EXHIBIT INDEX


Exhibit No.              Description
----------               -----------

2(b)(2)                  Amended and Restated By-Laws

2(g)(3)                  Amended and Restated Management Agreement

2(s)(2)                  Power of Attorney